Exhibit 99.1

    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 25, 2021
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2021 Earnings

WESTERLY, R.I., October 25, 2021 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced third quarter 2021 net income of $18.8 million, or $1.07 per diluted share, compared to net income of $17.5 million, or $1.00 per diluted share, for the second quarter of 2021.

“Washington Trust’s third quarter results reflect the strength and stability of our balance sheet and solid contributions from all business lines,” stated Edward O. Handy III, Chairman and Chief Executive Officer. “We posted increased quarterly earnings, reported a record $6 billion in assets, and reached an all-time high $5 billion in deposits. We recently announced our intent to open a new branch in Cumberland, RI in 2022, as we believe the key to future growth is providing customers with convenient in-person service and digital banking solutions.”

Selected financial highlights for the third quarter of 2021 include:
•Returns on average equity and average assets for the third quarter were 13.37% and 1.26%, respectively, compared to 12.92% and 1.20%, respectively, in the preceding quarter.
•For both the third quarter and the second quarter of 2021, there was no provision for credit losses recognized in earnings.
•Wealth management revenues were $10.5 million for the third quarter, up by $27 thousand, from the preceding quarter, as higher quarterly asset-based revenues were partially offset by seasonal declines in transaction-based revenues.
•Mortgage banking revenues were $6.4 million for the third quarter, up by $379 thousand, or 6%, from the preceding quarter.
•Total loans amounted to $4.3 billion, down by $13 million, or 0.3%, from the end of the preceding quarter and up by $4 million, or 0.1%, from a year ago. Total loans excluding Paycheck Protection Program ("PPP") loans amounted to $4.2 billion, up by $56 million, or 1%, from the end of the preceding quarter and up by $144 million, or 4%, from a year ago.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to a record $4.3 billion at September 30, 2021, up by $310 million, or 8%, from the end of the preceding quarter, and up by $602 million, or 16%, from a year ago.

Washington Trust
October 25, 2021
Net Interest Income
Net interest income was $36.1 million for the third quarter of 2021, up by $1.3 million, or 4%, from the second quarter of 2021. The net interest margin was 2.58% for the third quarter, up by 3 basis points from the preceding quarter. Both net interest income and the net interest margin benefited from accelerated net deferred fee amortization associated with PPP loans that were forgiven by the Small Business Administration. In the third quarter of 2021, accelerated net deferred fee amortization on PPP loans amounted to $2.0 million, or 13 basis points, compared to $1.0 million, or 7 basis points, in the preceding quarter. Additionally, there was no commercial loan prepayment fee income in the third quarter of 2021, compared to $717 thousand, or 5 basis points, of commercial prepayment fee income in the preceding quarter. Excluding the impact of these items for both periods, the net interest margin was 2.45% in the third quarter of 2021, up from 2.42% in the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $69 million, with an increase of $42 million in average loans and an increase in average investment securities of $16 million. The yield on interest-earning assets for the third quarter was 2.85%, unchanged from the preceding quarter. Excluding the impact of accelerated net deferred fee amortization on PPP loans and commercial loan prepayment fee income for both periods, the yield on interest-earning assets for the third quarter was 2.57%, down by 2 basis points from 2.59% in the preceding quarter, mainly due to a lower yield on the average balances of residential real estate loans.
•Average interest-bearing liabilities increased by $29 million, with an increase of $108 million in average in-market deposits, partially offset by a decrease of $79 million in average wholesale funding balances. The cost of interest-bearing liabilities for the third quarter of 2021 was 0.35%, down by 3 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

Noninterest Income
Noninterest income totaled $20.5 million for the third quarter of 2021, down by $73 thousand, or 0.4%, from the second quarter of 2021. Linked quarter changes included:
•Wealth management revenues amounted to $10.5 million in the third quarter of 2021, up by $27 thousand, or 0.3%, on a linked quarter basis. This included an increase in asset-based revenues of $233 thousand, or 2%, and a decrease in transaction-based revenues of $206 thousand, or 47%, from the preceding quarter. The linked quarter decline in transaction-based revenues was mainly due to tax reporting and preparation fees, which are generally concentrated in the first half of the year.
Wealth management assets under administration ("AUA") amounted to $7.4 billion at September 30, 2021, up by $2 million from June 30, 2021. The increase reflected net client asset inflows of $7 million in the third quarter of 2021, partially offset by net investment depreciation of $5 million. The average balance of AUA for the third quarter of 2021 increased by approximately $249 million, or 3%, from the average balance for the preceding quarter.
•Mortgage banking revenues totaled $6.4 million for the third quarter of 2021, up by $379 thousand, or 6%, from the second quarter of 2021, as changes in fair value of mortgage loan commitments were partially offset by a $2.8 million, or 33%, decrease in realized gains on sales of loans. The decrease in realized gains on sales of loans reflected a lower volume of loans sold to the secondary market, which was partially offset by a higher sales yield. Mortgage loans sold to the secondary market amounted to $174 million in the third quarter of 2021, down by $117 million, or 40%, from the preceding quarter.

Washington Trust
October 25, 2021
•Loan related derivative income was $728 thousand in the third quarter of 2021, down by $447 thousand from the preceding quarter, reflecting a lower volume of commercial borrower interest rate swap transactions.

Noninterest Expense
Noninterest expense totaled $32.5 million for the third quarter of 2021, down by $492 thousand, or 1%, from the second quarter of 2021. In the second quarter of 2021, debt prepayment penalty expense of $895 thousand was recognized associated with paying off higher-yielding FHLB advances. There was no such debt prepayment penalty expense recognized in the third quarter of 2021. Excluding the impact of debt prepayment penalty expense, noninterest expense was up by $403 thousand, or 1%, including an increase of $108 thousand in FDIC deposit insurance costs and modest increases across a variety of expense categories. Salaries and employee benefits expense, our largest component of noninterest expense, amounted to $22.2 million for the third quarter of 2021, up by $80 thousand, or 0.4%, from the preceding quarter as increases in performance-based compensation accruals were partially offset by volume-related decreases in mortgage originator compensation expense.

Income Tax
Income tax expense totaled $5.3 million for the third quarter of 2021, up by $444 thousand from the preceding quarter, reflecting a higher level of pre-tax income. The effective tax rate for the third quarter of 2021 was 22.1%, compared to 21.8% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2021 effective tax rate to be approximately 22.0%.

Investment Securities
The securities portfolio totaled $1.0 billion at September 30, 2021, down by $7 million, or 1%, from June 30, 2021, reflecting routine pay-downs on mortgage-backed securities and calls of debt securities, partially offset by purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. Purchases of debt securities in the third quarter 2021 totaled $117 million, with a weighted average yield of 1.58%. Securities represented 17% of total assets at September 30, 2021, compared to 18% of total assets at June 30, 2021.

Loans
Total loans amounted to $4.3 billion at September 30, 2021, down by $13 million, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans decreased by $90 million, or 3.7%, from June 30, 2021, which included a net reduction in PPP loans of $70 million. Excluding PPP loans, commercial loans decreased by $20 million, or 1%, from June 30, 2021, reflecting payoffs and pay-downs of $103 million and lower line utilization of $17 million, partially offset by commercial loan originations and advances totaling $100 million.
•Residential real estate loans increased by $82 million, or 5%, from June 30, 2021, reflecting a higher proportion of loans originated for portfolio.
•The consumer loan portfolio decreased by $6 million, or 2% from the balance at June 30, 2021.

Washington Trust
October 25, 2021
Deposits and Borrowings
Total deposits amounted to $5.1 billion at September 30, 2021, up by $332 million, or 7%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which increased by $23 million, or 3%, from June 30, 2021. Excluding wholesale brokered time deposits, in-market deposits at September 30, 2021 were up by $310 million, or 8%, from the end of the preceding quarter. This increase included seasonal inflows of various institutional and governmental depositors based on their underlying business cycles, as well as growth in promotional time certificates of deposit.

FHLB advances totaled $223 million at September 30, 2021, down by $186 million from June 30, 2021.

Asset Quality
Total nonaccrual loans amounted to $11.0 million, or 0.26% of total loans, at September 30, 2021, compared to $10.5 million, or 0.24% of total loans, at June 30, 2021.

Total past due loans amounted to $9.5 million, or 0.22% of total loans, at September 30, 2021, compared to $8.5 million, or 0.20% of total loans, at June 30, 2021.

Total troubled debt restructured loans ("TDR") amounted to $9.7 million as of September 30, 2021, down by $1.1 million from June 30, 2021.

As of September 30, 2021, active loan payment deferral modifications, or "deferments", in response to the COVID-19 pandemic remain on 5 loans totaling $38.0 million, or 1% of the outstanding balance of total loans excluding PPP loan balances. This is down from active deferments on 22 loans totaling $93.4 million, or 2% of the outstanding balance of total loans excluding PPP loan balances, as of June 30, 2021.

The allowance for credit losses ("ACL") on loans amounted to $41.7 million, or 0.97% of total loans, at September 30, 2021, compared to $41.9 million, or 0.97% of total loans, at June 30, 2021. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.3 million at September 30, 2021, unchanged from the balance at June 30, 2021.

For both the third quarter and the second quarter of 2021, there was no provision for credit losses recognized in earnings. The provision for credit losses and the related ACL reflected our current estimate of forecasted economic conditions and continued stable asset quality metrics. In the third quarter of 2021, net charge-offs of $168 thousand were recognized, compared to $258 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $555.3 million at September 30, 2021, up by $7.5 million from June 30, 2021. This increase included net income of $18.8 million, partially offset by $9.1 million in dividend declarations, as well as a decrease of $3.0 million in the accumulated other comprehensive income component of shareholders' equity, largely due to a temporary decrease in the fair value of available for sale debt securities.

Washington Trust
October 25, 2021

Capital levels at September 30, 2021 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.83% at September 30, 2021, compared to 13.65% at June 30, 2021.

Book value per share was $32.06 at September 30, 2021, compared to $31.63 at June 30, 2021.

The Board of Directors declared a quarterly dividend of 52 cents per share for the quarter ended September 30, 2021. The dividend was paid on October 8, 2021 to shareholders of record on October 1, 2021.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 26, 2021 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-378-6480. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10161085; the audio replay will be available through November 9, 2021. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through December 31, 2021.

Washington Trust
October 25, 2021
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectability, increases in defaults and charge-off rates; changes related to the discontinuation and replacement of LIBOR; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Assets:
Cash and due from banks	$297,039	$127,743	$166,960	$194,143	$204,113
Short-term investments	3,349	4,463	3,783	8,125	7,902
Mortgage loans held for sale, at fair value	48,705	31,492	77,450	61,614	68,095
Available for sale debt securities, at fair value	1,045,833	1,052,577	948,094	894,571	913,850
Federal Home Loan Bank stock, at cost	15,094	22,757	24,772	30,285	37,469
Loans:
Total loans	4,286,404	4,299,800	4,194,666	4,195,990	4,282,047
Less: allowance for credit losses on loans	41,711	41,879	42,137	44,106	42,645
Net loans	4,244,693	4,257,921	4,152,529	4,151,884	4,239,402
Premises and equipment, net	28,488	29,031	28,953	28,870	27,711
Operating lease right-of-use assets	27,518	28,329	28,761	29,521	29,861
Investment in bank-owned life insurance	92,974	92,355	84,749	84,193	83,623
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,631	5,853	6,079	6,305	6,530
Other assets	129,410	135,550	133,350	159,749	167,327
Total assets	$6,002,643	$5,851,980	$5,719,389	$5,713,169	$5,849,792
Liabilities:
Deposits:
Noninterest-bearing deposits	$950,974	$901,801	$932,999	$832,287	$840,444
Interest-bearing deposits	4,107,168	3,823,858	3,616,143	3,546,066	3,445,249
Total deposits	5,058,142	4,725,659	4,549,142	4,378,353	4,285,693
Federal Home Loan Bank advances	222,592	408,592	466,912	593,859	713,868
Payment Protection Program Lending Facility	—	—	—	—	105,746
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	29,810	30,558	30,974	31,717	32,012
Other liabilities	114,100	116,634	116,081	152,364	162,099
Total liabilities	5,447,325	5,304,124	5,185,790	5,178,974	5,322,099
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,265	125,442	124,882	125,610	124,768
Retained earnings	447,566	437,927	429,598	418,246	408,773
Accumulated other comprehensive (loss) income	(18,128)	(15,128)	(20,006)	(7,391)	(3,403)
Treasury stock, at cost	(1,470)	(1,470)	(1,960)	(3,355)	(3,530)
Total shareholders’ equity	555,318	547,856	533,599	534,195	527,693
Total liabilities and shareholders’ equity	$6,002,643	$5,851,980	$5,719,389	$5,713,169	$5,849,792

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Interest income:
Interest and fees on loans	$35,691	$34,820	$34,159	$34,487	$34,925	$104,670	$110,938
Interest on mortgage loans held for sale	298	405	441	569	468	1,144	1,193
Taxable interest on debt securities	3,683	3,441	3,242	3,869	4,870	10,366	16,181
Dividends on Federal Home Loan Bank stock	95	110	133	414	532	338	1,826
Other interest income	56	32	33	35	39	121	424
Total interest and dividend income	39,823	38,808	38,008	39,374	40,834	116,639	130,562
Interest expense:
Deposits	2,789	2,961	3,663	4,632	5,532	9,413	21,180
Federal Home Loan Bank advances	872	1,001	1,380	2,305	3,354	3,253	13,501
Junior subordinated debentures	92	92	94	122	135	278	519
Other interest expense	—	—	—	72	159	—	161
Total interest expense	3,753	4,054	5,137	7,131	9,180	12,944	35,361
Net interest income	36,070	34,754	32,871	32,243	31,654	103,695	95,201
Provision for credit losses	—	—	(2,000)	1,781	1,325	(2,000)	10,561
Net interest income after provision for credit losses	36,070	34,754	34,871	30,462	30,329	105,695	84,640
Noninterest income:
Wealth management revenues	10,455	10,428	9,895	9,206	8,954	30,778	26,248
Mortgage banking revenues	6,373	5,994	11,927	14,077	12,353	24,294	33,300
Card interchange fees	1,265	1,316	1,133	1,148	1,161	3,714	3,139
Service charges on deposit accounts	673	635	609	767	598	1,917	1,975
Loan related derivative income	728	1,175	467	173	1,264	2,370	3,818
Income from bank-owned life insurance	618	607	556	569	567	1,781	1,922
Other income	408	438	1,387	1,787	571	2,233	1,313
Total noninterest income	20,520	20,593	25,974	27,727	25,468	67,087	71,715
Noninterest expense:
Salaries and employee benefits	22,162	22,082	21,527	22,075	21,892	65,771	60,824
Outsourced services	3,294	3,217	3,200	2,950	3,160	9,711	8,944
Net occupancy	2,134	2,042	2,128	2,083	2,012	6,304	5,940
Equipment	977	975	994	1,025	934	2,946	2,806
Legal, audit and professional fees	767	678	597	1,014	1,252	2,042	2,733
FDIC deposit insurance costs	482	374	345	330	392	1,201	1,488
Advertising and promotion	559	560	222	640	384	1,341	829
Amortization of intangibles	223	225	226	226	228	674	688
Debt prepayment penalties	—	895	3,335	1,413	—	4,230	—
Other expenses	1,922	1,964	2,139	2,353	2,090	6,025	7,023
Total noninterest expense	32,520	33,012	34,713	34,109	32,344	100,245	91,275
Income before income taxes	24,070	22,335	26,132	24,080	23,453	72,537	65,080
Income tax expense	5,319	4,875	5,661	5,514	5,131	15,855	13,817
Net income	$18,751	$17,460	$20,471	$18,566	$18,322	$56,682	$51,263

Net income available to common shareholders	$18,697	$17,408	$20,415	$18,524	$18,285	$56,520	$51,154

Weighted average common shares outstanding:
Basic	17,320	17,314	17,275	17,264	17,260	17,303	17,287
Diluted	17,444	17,436	17,431	17,360	17,317	17,451	17,369
Earnings per common share:
Basic	$1.08	$1.01	$1.18	$1.07	$1.06	$3.27	$2.96
Diluted	$1.07	$1.00	$1.17	$1.07	$1.06	$3.24	$2.95

Cash dividends declared per share	$0.52	$0.52	$0.52	$0.52	$0.51	$1.56	$1.53

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Share and Equity Related Data:
Book value per share	$32.06	$31.63	$30.83	$30.94	$30.57
Tangible book value per share - Non-GAAP (1)	$28.05	$27.60	$26.79	$26.87	$26.49
Market value per share	$52.98	$51.35	$51.63	$44.80	$30.66
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,320	17,320	17,306	17,265	17,260

Capital Ratios (2):
Tier 1 risk-based capital	13.01%	12.82%	12.99%	12.61%	12.23%
Total risk-based capital	13.83%	13.65%	13.85%	13.51%	13.09%
Tier 1 leverage ratio	9.12%	9.07%	9.11%	8.95%	8.77%
Common equity tier 1	12.47%	12.28%	12.43%	12.06%	11.69%

Balance Sheet Ratios:
Equity to assets	9.25%	9.36%	9.33%	9.35%	9.02%
Tangible equity to tangible assets - Non-GAAP (1)	8.19%	8.27%	8.21%	8.22%	7.91%
Loans to deposits (3)	84.9%	90.8%	93.0%	96.2%	100.5%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Performance Ratios (4):
Net interest margin (5)	2.58%	2.55%	2.51%	2.39%	2.31%	2.55%	2.41%
Return on average assets (net income divided by average assets)	1.26%	1.20%	1.45%	1.28%	1.24%	1.30%	1.20%
Return on average tangible assets - Non-GAAP (1)	1.27%	1.22%	1.47%	1.30%	1.26%	1.32%	1.22%
Return on average equity (net income available for common shareholders divided by average equity)	13.37%	12.92%	15.55%	13.96%	13.99%	13.93%	13.36%
Return on average tangible equity - Non-GAAP (1)	15.29%	14.84%	17.91%	16.10%	16.19%	15.98%	15.50%
Efficiency ratio (6)	57.5%	59.6%	59.0%	56.9%	56.6%	58.7%	54.7%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for September 30, 2021 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$10,224	$9,991	$9,583	$9,066	$8,786	$29,798	$25,297
Transaction-based revenues	231	437	312	140	168	980	951
Total wealth management revenues	$10,455	$10,428	$9,895	$9,206	$8,954	$30,778	$26,248

Assets Under Administration (AUA):
Balance at beginning of period	$7,441,519	$7,049,226	$6,866,737	$6,395,652	$6,138,845	$6,866,737	$6,235,801
Net investment appreciation (depreciation) & income	(4,830)	368,383	208,953	540,189	335,209	572,506	234,076
Net client asset inflows (outflows)	6,707	23,910	(26,464)	(69,104)	(78,402)	4,153	(74,225)
Balance at end of period	$7,443,396	$7,441,519	$7,049,226	$6,866,737	$6,395,652	$7,443,396	$6,395,652

Percentage of AUA that are managed assets	91%	92%	91%	91%	90%	91%	90%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$5,750	$8,562	$13,745	$13,394	$14,280	$28,057	$28,614
Changes in fair value, net (2)	467	(2,543)	(1,888)	813	(1,555)	(3,964)	5,185
Loan servicing fee income, net (3)	156	(25)	70	(130)	(372)	201	(499)
Total mortgage banking revenues	$6,373	$5,994	$11,927	$14,077	$12,353	$24,294	$33,300

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$205,293	$244,821	$131,791	$134,002	$132,726	$581,905	$368,118
Originations for sale to secondary market (5)	190,702	244,562	309,325	312,226	377,137	744,589	859,680
Total mortgage loan originations	$395,995	$489,383	$441,116	$446,228	$509,863	$1,326,494	$1,227,798

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$108,445	$235,280	$226,645	$240,104	$317,920	$570,370	$609,363
Sold with servicing rights released (5)	65,416	55,278	65,374	78,072	36,250	186,068	212,222
Total mortgage loans sold	$173,861	$290,558	$292,019	$318,176	$354,170	$756,438	$821,585
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Loans:
Commercial real estate (1)	$1,661,785	$1,669,624	$1,618,540	$1,633,024	$1,665,745
Commercial & industrial	682,774	764,509	840,585	817,408	822,269
Total commercial	2,344,559	2,434,133	2,459,125	2,450,432	2,488,014

Residential real estate (2)	1,672,364	1,590,389	1,457,490	1,467,312	1,506,726

Home equity	249,874	254,802	256,799	259,185	268,551
Other	19,607	20,476	21,252	19,061	18,756
Total consumer	269,481	275,278	278,051	278,246	287,307
Total loans	$4,286,404	$4,299,800	$4,194,666	$4,195,990	$4,282,047
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	130	$488,500	29%	137	$524,874	32%
Retail	127	353,103	21	136	339,569	21
Office	62	229,846	14	73	290,756	18
Hospitality	39	199,379	12	40	157,720	10
Industrial and warehouse	37	143,597	9	28	97,055	6
Healthcare	15	136,615	8	15	109,321	7
Commercial mixed use	20	39,293	2	22	42,405	3
Other	36	71,452	5	38	71,324	3
Commercial real estate loans	466	$1,661,785	100%	489	$1,633,024	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	138	$184,906	27%	253	$200,217	24%
Owner occupied and other real estate	193	76,104	11	268	74,309	9
Manufacturing	78	64,447	9	146	88,802	11
Accommodation and food services	162	57,513	8	271	47,020	6
Retail	92	49,741	7	192	63,895	8
Educational services	33	49,566	7	53	64,969	8
Entertainment and recreation	54	33,756	5	91	29,415	4
Finance and insurance	65	33,129	5	106	26,244	3
Information	18	25,536	4	32	28,394	3
Transportation and warehousing	32	20,637	3	42	24,061	3
Professional, scientific and technical	93	12,073	2	265	39,295	5
Public administration	19	6,308	1	26	23,319	3
Other	394	69,058	11	772	107,468	13
Commercial & industrial loans	1,371	$682,774	100%	2,517	$817,408	100%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION
(Unaudited; Dollars in thousands)

	September 30, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
PPP Loans By Industry:
Accommodation and food services	111	$24,560	32%	209	$23,678	12%
Healthcare and social assistance	71	15,684	20	173	47,354	24
Professional, scientific and technical	61	6,078	8	220	20,031	10
Manufacturing	25	5,662	7	89	23,321	12
Entertainment and recreation	27	2,597	3	61	3,386	2
Educational services	15	2,512	3	32	9,681	5
Retail	37	2,222	3	134	12,107	6
Information	8	2,130	3	20	2,478	1
Owner occupied and other real estate	33	1,412	2	115	9,241	5
Public administration	3	417	1	4	483	—
Finance and insurance	11	405	1	55	2,000	1
Transportation and warehousing	10	360	—	21	2,059	1
Other	218	13,344	17	573	43,961	21
Total PPP loans (included in the commercial & industrial loan portfolio)	630	$77,383	100%	1,706	$199,780	100%

Average PPP loan size		$123			$117
Net unamortized fees on PPP loans		$2,618			$3,893

	September 30, 2021			June 30, 2021
	Count	Balance	% of Outstanding Balance, excl PPP loans (1)	Count	Balance	% of Outstanding Balance, excl PPP loans (1)
Loan Deferments by Portfolio:
Commercial real estate deferments	5	$37,955	2%	14	$87,363	5%
Commercial & industrial deferments	—	—	—	—	—	—
Total commercial deferments	5	37,955	2	14	87,363	5

Residential real estate deferments	—	—	—	8	6,027	—

Total consumer deferments	—	—	—	—	—	—
Total loan deferments	5	$37,955	1%	22	$93,390	2%
(1)Percent of respective outstanding portfolio segment balance excluding balance of PPP loans for each respective period.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	September 30, 2021		December 31, 2020
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$632,339	38%	$649,919	40%
Rhode Island	467,182	28	431,133	26
Massachusetts	462,456	28	468,947	29
Subtotal	1,561,977	94	1,549,999	95
All other states	99,808	6	83,025	5
Total commercial real estate loans	$1,661,785	100%	$1,633,024	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,161,977	69%	$994,800	68%
Rhode Island	357,445	21	331,713	23
Connecticut	131,832	8	122,102	8
Subtotal	1,651,254	99	1,448,615	99
All other states	21,110	1	18,697	1
Total residential real estate loans	$1,672,364	100%	$1,467,312	100%

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Deposits:
Noninterest-bearing demand deposits	$950,974	$901,801	$932,999	$832,287	$840,444
Interest-bearing demand deposits	238,317	174,165	171,571	174,290	170,198
NOW accounts	817,937	774,693	745,376	698,706	644,909
Money market accounts	1,046,324	941,511	950,413	910,167	877,536
Savings accounts	540,306	524,155	511,759	466,507	439,383
Time deposits (in-market)	709,288	677,061	701,524	704,855	729,058
In-market deposits	4,303,146	3,993,386	4,013,642	3,786,812	3,701,528
Wholesale brokered time deposits	754,996	732,273	535,500	591,541	584,165
Total deposits	$5,058,142	$4,725,659	$4,549,142	$4,378,353	$4,285,693

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Asset Quality Ratios:
Nonperforming assets to total assets	0.18%	0.18%	0.23%	0.23%	0.25%
Nonaccrual loans to total loans	0.26%	0.24%	0.31%	0.31%	0.34%
Total past due loans to total loans	0.22%	0.20%	0.26%	0.30%	0.24%
Allowance for credit losses on loans to nonaccrual loans	380.02%	399.57%	324.56%	334.21%	289.31%
Allowance for credit losses on loans to total loans	0.97%	0.97%	1.00%	1.05%	1.00%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$—	$431
Commercial & industrial	—	539	—	—	—
Total commercial	—	539	—	—	431
Residential real estate	10,321	8,926	11,748	11,981	12,792
Home equity	655	1,016	1,147	1,128	1,429
Other consumer	—	—	88	88	88
Total consumer	655	1,016	1,235	1,216	1,517
Total nonaccrual loans	10,976	10,481	12,983	13,197	14,740
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$10,976	$10,481	$12,983	$13,197	$14,740

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$265	$431
Commercial & industrial	2	540	1	3	21
Total commercial	2	540	1	268	452
Residential real estate	8,698	6,656	9,661	10,339	8,081
Home equity	824	1,231	1,131	1,667	1,753
Other consumer	24	28	119	118	108
Total consumer	848	1,259	1,250	1,785	1,861
Total past due loans	$9,548	$8,455	$10,912	$12,392	$10,394

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$6,930	$5,773	$8,356	$8,521	$8,799

Troubled Debt Restructurings:
Accruing TDRs	$7,979	$8,541	$12,358	$13,340	$5,709
Nonaccrual TDRs	1,732	2,278	1,935	2,345	2,894
Total TDRs	$9,711	$10,819	$14,293	$15,685	$8,603

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Nonaccrual Loan Activity:
Balance at beginning of period	$10,481	$12,983	$13,197	$14,740	$16,017	$13,197	$17,408
Additions to nonaccrual status	2,583	537	734	707	971	3,854	2,937
Loans returned to accruing status	—	(874)	(3)	(1,112)	(1,623)	(877)	(2,170)
Loans charged-off	(249)	(317)	(64)	(246)	(111)	(630)	(1,071)
Loans transferred to other real estate owned	—	—	—	(285)	—	—	(28)
Payments, payoffs and other changes	(1,839)	(1,848)	(881)	(607)	(514)	(4,568)	(2,336)
Balance at end of period	$10,976	$10,481	$12,983	$13,197	$14,740	$10,976	$14,740

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,879	$42,137	$44,106	$42,645	$41,441	$44,106	$27,014
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	—	—	6,501
Provision for credit losses on loans (1)	—	—	(1,951)	1,579	1,300	(1,951)	10,157
Charge-offs	(249)	(317)	(64)	(245)	(111)	(630)	(1,072)
Recoveries	81	59	46	127	15	186	45
Balance at end of period	$41,711	$41,879	$42,137	$44,106	$42,645	$41,711	$42,645

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,333	$2,333	$2,382	$2,180	$2,155	$2,382	$293
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	—	—	1,483
Provision for credit losses on unfunded commitments (1)	—	—	(49)	202	25	(49)	404
Balance at end of period (2)	$2,333	$2,333	$2,333	$2,382	$2,180	$2,333	$2,180
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	$133	$—	$—	$172
Commercial & industrial	(2)	302	1	(12)	—	301	574
Total commercial	(2)	302	1	121	—	301	746
Residential real estate	52	(47)	17	(20)	99	22	99
Home equity	110	(4)	(2)	9	(4)	104	163
Other consumer	8	7	2	8	1	17	19
Total consumer	118	3	—	17	(3)	121	182
Total	$168	$258	$18	$118	$96	$444	$1,027

Net charge-offs to average loans (annualized)	0.02%	0.02%	—%	0.01%	0.01%	0.01%	0.03%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2021			June 30, 2021			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$179,574	$56	0.12%	$146,313	$32	0.09%	$33,261	$24	0.03%
Mortgage loans held for sale	41,261	298	2.87	57,473	405	2.83	(16,212)	(107)	0.04
Taxable debt securities	1,045,997	3,683	1.40	1,029,933	3,441	1.34	16,064	242	0.06
FHLB stock	18,909	95	1.99	25,128	110	1.76	(6,219)	(15)	0.23
Commercial real estate	1,648,972	12,209	2.94	1,639,515	11,701	2.86	9,457	508	0.08
Commercial & industrial	736,073	7,886	4.25	807,598	8,113	4.03	(71,525)	(227)	0.22
Total commercial	2,385,045	20,095	3.34	2,447,113	19,814	3.25	(62,068)	281	0.09
Residential real estate	1,623,913	13,511	3.30	1,514,487	12,920	3.42	109,426	591	(0.12)
Home equity	252,938	2,043	3.20	257,257	2,056	3.21	(4,319)	(13)	(0.01)
Other	19,822	247	4.94	20,979	253	4.84	(1,157)	(6)	0.10
Total consumer	272,760	2,290	3.33	278,236	2,309	3.33	(5,476)	(19)	—
Total loans	4,281,718	35,896	3.33	4,239,836	35,043	3.32	41,882	853	0.01
Total interest-earning assets	5,567,459	40,028	2.85	5,498,683	39,031	2.85	68,776	997	—
Noninterest-earning assets	351,678			334,742			16,936
Total assets	$5,919,137			$5,833,425			$85,712
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$206,237	$51	0.10%	$182,465	$49	0.11%	$23,772	$2	(0.01%)
NOW accounts	782,963	129	0.07	760,294	119	0.06	22,669	10	0.01
Money market accounts	1,014,204	586	0.23	951,194	552	0.23	63,010	34	—
Savings accounts	530,956	70	0.05	518,072	72	0.06	12,884	(2)	(0.01)
Time deposits (in-market)	672,012	1,695	1.00	686,590	1,889	1.10	(14,578)	(194)	(0.10)
Total interest-bearing in-market deposits	3,206,372	2,531	0.31	3,098,615	2,681	0.35	107,757	(150)	(0.04)
Wholesale brokered time deposits	722,233	258	0.14	662,541	280	0.17	59,692	(22)	(0.03)
Total interest-bearing deposits	3,928,605	2,789	0.28	3,761,156	2,961	0.32	167,449	(172)	(0.04)
FHLB advances	317,766	872	1.09	456,661	1,001	0.88	(138,895)	(129)	0.21
Junior subordinated debentures	22,681	92	1.61	22,681	92	1.63	—	—	(0.02)
PPPLF borrowings	—	—	—	—	—	—	—	—	—
Total interest-bearing liabilities	4,269,052	3,753	0.35	4,240,498	4,054	0.38	28,554	(301)	(0.03)
Noninterest-bearing demand deposits	952,676			912,295			40,381
Other liabilities	142,562			140,108			2,454
Shareholders' equity	554,847			540,524			14,323
Total liabilities and shareholders' equity	$5,919,137			$5,833,425			$85,712
Net interest income (FTE)		$36,275			$34,977			$1,298
Interest rate spread			2.50%			2.47%			0.03%
Net interest margin			2.58%			2.55%			0.03%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2021	Jun 30, 2021	Change
Commercial loans	$205	$223	($18)
Total	$205	$223	($18)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2021			September 30, 2020			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$160,350	$121	0.10%	$156,296	$424	0.36%	$4,054	($303)	(0.26%)
Mortgage loans for sale	53,307	1,144	2.87	48,570	1,193	3.28	4,737	(49)	(0.41)
Taxable debt securities	997,741	10,366	1.39	905,692	16,181	2.39	92,049	(5,815)	(1.00)
FHLB stock	24,265	338	1.86	49,236	1,826	4.95	(24,971)	(1,488)	(3.09)
Commercial real estate	1,638,200	35,269	2.88	1,623,612	40,326	3.32	14,588	(5,057)	(0.44)
Commercial & industrial	794,091	23,865	4.02	749,905	20,214	3.60	44,186	3,651	0.42
Total commercial	2,432,291	59,134	3.25	2,373,517	60,540	3.41	58,774	(1,406)	(0.16)
Residential real estate	1,531,529	39,248	3.43	1,492,589	42,660	3.82	38,940	(3,412)	(0.39)
Home equity	255,959	6,220	3.25	281,488	7,802	3.70	(25,529)	(1,582)	(0.45)
Other	20,301	742	4.89	19,171	716	4.99	1,130	26	(0.10)
Total consumer	276,260	6,962	3.37	300,659	8,518	3.78	(24,399)	(1,556)	(0.41)
Total loans	4,240,080	105,344	3.32	4,166,765	111,718	3.58	73,315	(6,374)	(0.26)
Total interest-earning assets	5,475,743	117,313	2.86	5,326,559	131,342	3.29	149,184	(14,029)	(0.43)
Noninterest-earning assets	346,514			357,133			(10,619)
Total assets	$5,822,257			$5,683,692			$138,565
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$190,979	$196	0.14%	$158,594	$725	0.61%	$32,385	($529)	(0.47%)
NOW accounts	747,385	350	0.06	569,283	253	0.06	178,102	97	—
Money market accounts	958,812	1,852	0.26	818,530	4,439	0.72	140,282	(2,587)	(0.46)
Savings accounts	513,110	211	0.05	402,243	195	0.06	110,867	16	(0.01)
Time deposits (in-market)	687,278	5,822	1.13	752,443	10,571	1.88	(65,165)	(4,749)	(0.75)
Total interest-bearing in-market deposits	3,097,564	8,431	0.36	2,701,093	16,183	0.80	396,471	(7,752)	(0.44)
Wholesale brokered time deposits	655,165	982	0.20	471,771	4,997	1.41	183,394	(4,015)	(1.21)
Total interest-bearing deposits	3,752,729	9,413	0.34	3,172,864	21,180	0.89	579,865	(11,767)	(0.55)
FHLB advances	438,213	3,253	0.99	1,016,943	13,501	1.77	(578,730)	(10,248)	(0.78)
Junior subordinated debentures	22,681	278	1.64	22,681	519	3.06	—	(241)	(1.42)
PPPLF borrowings	—	—	—	61,333	161	0.35	(61,333)	(161)	(0.35)
Total interest-bearing liabilities	4,213,623	12,944	0.41	4,273,821	35,361	1.11	(60,198)	(22,417)	(0.70)
Noninterest-bearing demand deposits	918,760			733,359			185,401
Other liabilities	147,244			164,928			(17,684)
Shareholders' equity	542,630			511,584			31,046
Total liabilities and shareholders' equity	$5,822,257			$5,683,692			$138,565
Net interest income (FTE)		$104,369			$95,981			$8,388
Interest rate spread			2.45%			2.18%			0.27%
Net interest margin			2.55%			2.41%			0.14%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2021	Sep 30, 2020	Change
Commercial loans	$674	$780	($106)
Total	$674	$780	($106)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Tangible Book Value per Share:
Total shareholders' equity, as reported	$555,318	$547,856	$533,599	$534,195	$527,693
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,631	5,853	6,079	6,305	6,530
Total tangible shareholders' equity	$485,778	$478,094	$463,611	$463,981	$457,254

Shares outstanding, as reported	17,320	17,320	17,306	17,265	17,260

Book value per share - GAAP	$32.06	$31.63	$30.83	$30.94	$30.57
Tangible book value per share - Non-GAAP	$28.05	$27.60	$26.79	$26.87	$26.49

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$485,778	$478,094	$463,611	$463,981	$457,254

Total assets, as reported	$6,002,643	$5,851,980	$5,719,389	$5,713,169	$5,849,792
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,631	5,853	6,079	6,305	6,530
Total tangible assets	$5,933,103	$5,782,218	$5,649,401	$5,642,955	$5,779,353

Equity to assets - GAAP	9.25%	9.36%	9.33%	9.35%	9.02%
Tangible equity to tangible assets - Non-GAAP	8.19%	8.27%	8.21%	8.22%	7.91%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Return on Average Tangible Assets:
Net income, as reported	$18,751	$17,460	$20,471	$18,566	$18,322	$56,682	$51,263

Total average assets, as reported	$5,919,137	$5,833,425	$5,711,931	$5,768,263	$5,864,449	$5,822,257	$5,683,692
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,739	5,963	6,189	6,414	6,641	5,962	6,870
Total average tangible assets	$5,849,489	$5,763,553	$5,641,833	$5,697,940	$5,793,899	$5,752,386	$5,612,913

Return on average assets - GAAP	1.26%	1.20%	1.45%	1.28%	1.24%	1.30%	1.20%
Return on average tangible assets - Non-GAAP	1.27%	1.22%	1.47%	1.30%	1.26%	1.32%	1.22%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$18,697	$17,408	$20,415	$18,524	$18,285	$56,520	$51,154

Total average equity, as reported	$554,847	$540,524	$532,271	$527,969	$519,785	$542,630	$511,584
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,739	5,963	6,189	6,414	6,641	5,962	6,870
Total average tangible equity	$485,199	$470,652	$462,173	$457,646	$449,235	$472,759	$440,805

Return on average equity - GAAP	13.37%	12.92%	15.55%	13.96%	13.99%	13.93%	13.36%
Return on average tangible equity - Non-GAAP	15.29%	14.84%	17.91%	16.10%	16.19%	15.98%	15.50%